Exhibit 3.260

ARTICLES OF MERGER

MERGING

BEHAVIORAL HEALTHCARE OF NORFOLK, INC., [Illegible]

a Virginia corporation

INTO

THE PINES RESIDENTIAL TREATMENT CENTER, INC., a Virginia [Illegible]

corporation

The undersigned corporations, pursuant to Title 13.1. Chapter 9, Article 12 of the Code of Virginia hereby execute the following Articles of Merger and set forth:

ONE

The Plan of Merger (the “Plan”), pursuant to which Behavioral Healthcare of Norfolk. Inc., a Virginia corporation, will merge into The Pines Residential Treatment enter. Inc., a Virginia corporation (the “Merger”), is attached hereto as Exhibit A and made a part hereof.

TWO

The Plan was approved and adopted by the sole Director of The Pines Residential Treatment Center, Inc. by the execution of a Consent of Sole Director in Lieu of a Special Meeting Action on the Plan by the shareholders of The Pines Residential Treatment Center, Inc. was not required pursuant to Virginia code Section 13.718 G. The Plan was approved by the sole Director of Behavioral Healthcare of Norfolk, Inc. and recommended for approval to the sole shareholder of Behavioral Healthcare of Norfolk, Inc. by the execution of a Consent of Sole Director in Lieu of Special Meeting. The Plan was approved and adopted by Alternative Behavioral Services, Inc. the sole shareholder of Behavioral Healthcare of Norfolk, Inc., by the execution of a Consent of Sole Shareholder in Lieu of a Special Meeting.

THREE

The Surviving Corporation to the Plan shall be The Pines Residential Treatment Center,Inc., a Virginia corporation.

FOUR

The effective time and date of the Merger shall be January 1, 2001.

The undersigned president of The Pines Residential Treatment Center, Inc. declares that the facts stated herein are true as of November     ,2000

THE PINES RESIDENTIAL TREATMENT CENTER, INC.

By:
Edward C.Irby,Jr., President

The undersigned president of Behavioral Healthcare of Norfolk. Inc. declares that the facts stated herein are true as of November     ,2000

BEHAVIORAL HEALTHCARE OF NORFOLK, INC.

By:
Edward C.Irby,Jr., President

PLAN OF MERGER

THIS PLAN OF MERGER is made and entered into as of this 30th day of November, 2000 by and between Behavioral Healthcare of Norfolk, Inc. a corporation incorporated under the laws of Virginia (“Merged Corp.”) and The Pines Residential Treatment Center, Inc., a corporation incorporated under the laws of Virginia (“Surviving Corporation”).

A. The Board of Directors of Merged Corp., by resolution adopted on November 30, 2000, and Surviving Corporation, by resolution adopted on November 30, 2000, have approved the merger of Merged Corp, with and into Surviving Corporation by a statutory merger upon the terms and conditions set forth herein.

NOW THEREFORE, Merged Corp. and Surviving Corporation agree as follows:

1. Merger. At the Effective Time (as defined below, Merged Corp, shall merge with and into Surviving Corporation (the “Merger”) in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act: Surviving Corporation shall he and continue in existence as the surviving corporation of the Merger under its present name; and the separate existence of Merged Corp, shall cease.

2. The effective time and date of the Merger shall be January 1, 2001 (the “Effective time”)

3. Effect of Merger on Outstanding Shares.

(a) At the Effective Time, each issued and outstanding share of capital stock of Merged Corp. shall be canceled.

(b) The issued and outstanding shares of capital stock of Surviving Corporation shall remain outstanding after the Merger and shall not be affected in any way by the Merger.

4. Articles of Incorporation and Bylaws; Officers and Directors. [Illegible] Articles of Incorporation and Bylaws of Surviving Corporation in effect at the Effective Time shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaw of Surviving Corporation after the Effective Time.

IN WITNESS WHEREOF, Merged Corp. and Surviving Corporation have caused this Plan of Merger to he executed as of the day and year first above written

BEHAVIORAL HEALTHCARE OF NORFOLK, INC.
A Virginia corporation

By:	[Illegible]
Edward C. Irby, Jr., President

THE PINES RESIDENTIAL TREATMENT CENTER, INC.
A Virginia corporation

By:	[Illegible]
Edward C. Irby, Jr., President

ARTICLES OF MERGER

MERGING

FIRST HOSPITAL CORPORATION OF NORFOLK, INC. [Illegible]

a Virginia corporation

INTO

THE PINES RESIDENTIAL TREATMENT CENTER, INC., a Virginia [Illegible]

corporation

The undersigned corporations, pursuant to Title 13.1, Chapter 9. Article 12 of the Code of Virginia, hereby execute the following Articles of Merger and set forth:

ONE

The Plan of Merger (the “Plan”), pursuant to which First Hospital Corporation of Norfolk a Virginia corporation, will merge into The Pines Residential Treatment Center, Inc., a Virginia corporation (the “Merger”), is attached hereto as Exhibit A and made a part hereof.

TWO

The Plan was approved and adopted by the sole Director of The Pines Residential Treatment Center, Inc. by the execution of a Consent of Sole Director in Lieu of a Special Meeting. Action on the Plan by the shareholders of The Pines Residential Treatment Center. Inc. was not required pursuant to Virginia code Section 13.718 G. The Plan was approved by the sole Director of First Hospital Corporation of Norfolk and recommended for approval to the sole shareholder of First Hospital Corporation of Norfolk by the execution of a Consent of Sole Director in Lieu of Special Meeting. The Plan was approved and adopted by FHC Health Systems, Inc., the sole shareholder of First Hospital Corporation of Norfolk, by the execution of a Consent of Sole Shareholder in Lieu of a Special Meeting.

THREE

The Surviving Corporation to the Plan shall be The Pines Residential Treatment Center, Inc. a Virginia corporation.

FOUR

The effective time and date of the Merger shall be January 1, 2001.

The undersigned president of’ The Pines Residential Treatment Center, Inc. declares that the facts stated herein are true as of November   30        , 2000

THE PINES RESIDENTIAL TREATMENT CENTER. INC.

By:	[ILLEGIBLE]
Edward C. Irby. Jr., President

The undersigned president of First Hospital Corporation of Norfolk. Inc. declares that the facts Stated herein are true as of November   30        ,2000

FIRST HOSPITAL CORPORATION NORFOLK

By:	/s/ Ronald I. Dozoretz
Ronald I. Dozoretz M.D., President

PLAN OF MERGER

THIS PLAN OF MERGER is made and entered into as of this 30th day of November. 2000 by and between First Hospital Corporation of Norfolk a corporation incorporated under the laws of Virginia (“Merged Corp.”) and The Pines Residential Treatment Center, Inc. a corporation incorporated under the laws of Virginia (“Surviving Corporation”).

A. The Board of Directors of Merged Corp. by resolution adopted on November 30. 2000. and Surviving Corporation, by resolution adopted on November 30, 2000, have approved the merger of Merged Corp. with and into Surviving Corporation by a statutory merger upon the terms and conditions set forth herein.

NOW THEREFORE. Merged Corp. and Surviving Corporation agree as follows:

1. Merger At the Effective Time (as defined below ). Merged Corp. shall merge with and into Surviving Corporation (the “Merger”) in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act; Surviving Corporation shall be and continue in existence as the surviving corporation of the Merger under its present name: and the separate existence of Merged Corp. shall cease.

2. The effective time and date of the Merger shall be January 1, 2001 (the “Effective Time”).

3. Effect of Merger on Outstanding Shares.

(a) At the Effective Time, each issued and outstanding share of capital stock of Merged Corp. shall be canceled.

(b) The issued and outstanding shares of capital stock of Surviving

Corporation shall remain outstanding after the Merger and shall not be affected in any way by the Merger.

4. Articles of Incorporation and Bylaws; Officers and Directors: The Articles of incorporation and Bylaws of Surviving Corporation in effect at the Effective Time shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation and Bylaws of Surviving Corporation after the Effective Time.

IN WITNESS WHEREOF, Merged Corp, and Surviving Corporation have caused this Plan of Merger to be executed as of the day and year first above written.

FIRST HOSPITAL CORPORATION OF NORFOLK
A Virginia corporation

By:	/s/ Ronald I. Dozoretz
Ronald I. Dozoretz, M.D., President

THE PINES RESIDENTIAL TREATMENT CENTER, INC.
A Virginia corporation

By:	[Illegible]
Edward C. Irby, Jr., President

ARTICLES OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF PINES TREATMENT CENTER, INC.

I.

The name of the Corporation is Pines Treatment Center, Inc.

II.

Article I of the Articles of Incorporation shall be amended to state in its entirety as follows:

“The name of the Corporation is The Pines Residential Treatment Center, Inc.”

III.

The Amendment to the Articles of Incorporation as set forth in Article II hereof was adopted by Written Consent of the Sole Shareholder of the Pines Treatment Center, Inc., effective as of September 18, 1990.

PINES TREATMENT CENTER, INC.

By	/s/ Thea M. Medvetz

Thea M. Medvetz, Esq
Assistant Secretary

ARTICLES OF INCORPORATION

OF

PINES TREATMENT CENTER, INC.

I.

The name of the Corporation is Pines Treatment Center, Inc.

II.

The Corporation shall have authority to issue 5,000 shares.

III.

The initial registered agent shall be Douglas A. Britton, Esq., a member of the Virginia State Bar and a resident of the Commonwealth of Virginia whose business address is 870 World Trade Center, City of Norfolk, Virginia 23510, and is the same as the address of the initial registered office.

Date:	6/30/88	/s/ Louis J. Rogers
Louis J. Rogers
Incorporator